Exhibit 10.2
AMENDMENT TO PILOT AGREEMENT

THIS AMENDMENT, dated as of September 25, 2024, between GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY (the “Authority”), a public body corporate and politic, duly organized and existing under the Constitution and laws of the State of Georgia, and FOX FACTORY, INC., a California corporation (the “Lessee”).

W I T N E S S E T H:
WHEREAS, the Authority and the Lessee have heretofore entered into a Pilot Agreement, dated as of June 1, 2020 (said Pilot Agreement, as from time to time modified or amended, is herein called the “Agreement”); and
WHEREAS, the Authority and the Lessee have now determined that it is necessary to amend the Agreement in certain respects; and
NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, the Authority and the Lessee agree to and do hereby amend the Agreement as follows:
Section 1.    The Agreement shall be amended by deleting the first sentence of Section 5(b) in its entirety and substituting the following in lieu thereof:

“In the event that the Company fails to establish its North American manufacturing headquarters at the 2020 Project or on the 23-acre site it owns in Gainesville Industrial Park West and to establish a research and development facility at the 2020 Project or adjacent to Road Atlanta within Hall County, all on or before December 31, 2026 (hereinafter referred to as the “Headquarters Requirement”), then the Company agrees to make an additional payment (the “Additional Payment”) to the taxing authorities in the amount determined below.”

Section 2. This Amendment shall be retroactive to June 1, 2020.

Section 3.    This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 4.    All other terms of the Agreement shall continue in full force and effect subject to this Amendment as set forth herein.

IN WITNESS WHEREOF, the Authority and the Lessee have caused this Amendment to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers as of the day first above written.
GAINESVILLE AND HALL COUNTY
DEVELOPMENT AUTHORITY

                            By: /s/ William Bagwell
                                Chairman

                            Attest: /s/ Treadwell Syfan
                                Secretary

                                (SEAL)

FOX FACTORY, INC.

                        By: /s/ Dennis C. Schemm

                        Title: Chief Financial Officer

                            (CORPORATE SEAL)

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